Exhibit 10.1

OPTION NO.: 003391

ON ASSIGNMENT, INC.

NONQUALIFIED INDUCEMENT STOCK OPTION GRANT AGREEMENT

NOTICE OF GRANT

As an inducement material to Optionee’s decision to accept employment with On Assignment, Inc., a Delaware corporation, the Company hereby grants to Optionee a nonqualified option to purchase 100,024 Shares with an exercise price no less than 100% of the Fair Market Value of such Shares, subject to the terms and conditions set forth in this Agreement.

Grant Date:  January 1, 2007

Name of Optionee:  James Brill

Optionee’s Employee I.D. Number:

Number of Shares Covered by Option: 100,024 Shares

Per Share Option Exercise Price: $11.75

Aggregate Exercise Price: $1,175,282

Vesting Commencement Date:  January 1, 2007

Option Expiration Date:  January 1, 2017

TERMS OF GRANT

1.                                       Definitions.  As used herein, the following definitions shall apply:

(a)                                  “Agreement” means this stock option agreement, including the Notice of Grant and the Terms of Grant, between the Company and Optionee evidencing the terms and conditions of this Option.

(b)                                 “Applicable Laws” means the laws, rules ad regulations governing the administration of stock options, including without limitation, U.S. state corporate laws, U.S. federal and state securities and tax laws, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

(c)                                  “Board” means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.

(d)                                 “Cause” shall have the meaning provided in that certain Employment Agreement between Optionee and the Company, dated January 1, 2007.

(e)                                  “COC Agreement” means that certain Executive Change of Control Agreement entered into by and between Optionee and the Company, dated January 1, 2007.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                 “Common Stock” means the common stock of the Company.

(h)                                 “Company” means On Assignment, Inc., a Delaware Corporation.

(i)                                     “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(j)                                     “Director” means a member of the Board.

(k)                                  “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l)                                     “Exercise Notice” shall mean a written election substantially in the form attached hereto as Exhibit A indicating Optionee’s election to exercise all or a portion of the Option and stating the number of Shares in respect of which the Option is being exercised.  The Exercise Notice shall additionally contain such other representations and agreements as may be required by the Company.

(m)                               “Exercise Price” shall mean the Per Share Option Exercise Price (as stated in the Notice of Grant) times the number of Shares with respect to which the Option is exercised.

(n)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)                                 “Fair Market Value” means the closing price of a share of Common Stock on the Nasdaq Global Market on the date preceding the Grant Date, as reported in the Wall Street Journal or such other source as the Board reasonably deems reliable.

(p)                                 “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q)                                 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r)                                    “Option” means this option to purchase shares of Common Stock granted pursuant to this Agreement.

(s)                                  “Optionee” means the person named in the Notice of Grant or such person’s successor.

(t)                                    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u)                                 “Service Provider” means an Employee, Director or Consultant.

(v)                                 “Share” means a share of the Common Stock, as the same may be adjusted in accordance with Section 9 of this Agreement.

(w)                               “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(x)                                   “Total Disability” means Optionee is unable to perform each of the essential duties of Optionee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

2.                                       Grant of Option.  The Company hereby grants to Optionee this Option to purchase the number of Shares set forth in the Notice of Grant at the Per Share Option Exercise Price, subject to the terms and conditions of this Agreement.

3.                                       Vesting Schedule.  Subject to (i) the accelerated vesting provisions set forth in the COC Agreement, which provisions are hereby incorporated by reference into this Agreement, (ii) adjustment pursuant to Section 9 of this Agreement, and (iii) Optionee’s continued status as a Service Provider through each such date, this Option shall vest and become exercisable (A) as to 25,000 of the shares subject thereto on the first anniversary of the Vesting Commencement Date (as stated in the Notice of Grant), and (B) as to 2,084 of the shares subject thereto on each monthly anniversary of the Vesting Commencement Date thereafter, so that the Option shall be fully vested and exercisable on the fourth anniversary of the Vesting Commencement Date.

4.                                       Exercise of Option.

(a)                                  Right to Exercise.  The Option shall be exercisable, on a cumulative basis, only (i) to the extent vested in accordance with Section 3 above, (ii) in increments of at least 100 Shares (or such lesser number of Shares as remain subject to the Option), and (iii) otherwise in accordance with the terms of this Agreement.  The Option may not be exercised with respect to unvested Shares or after the Option Expiration Date (or earlier termination of the Option as provided herein).

(b)                                 Method of Exercise.  This Option shall be exercisable only by Optionee’s delivery of an Exercise Notice to an authorized representative of the Company.  The Exercise Notice shall be accompanied by payment of the applicable Exercise Price, together with any applicable withholding taxes.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such applicable Exercise Price and applicable withholding taxes.

(c)                                  Legal Compliance.  No Shares shall be issued pursuant to the exercise of this Option, unless such issuance and exercise complies with all Applicable Laws.  Assuming such compliance, for income tax purposes the Shares with respect to which the Option is exercised shall be considered transferred to Optionee on the date the Option is exercised with respect to such Shares.

5.                                       Method of Payment.  Payment of the applicable Exercise Price shall be by any of the following, or a combination thereof:

(a)                                  Cash, personal check, cashier’s check, money order or another cash equivalent acceptable to the Company;

(b)                                 Shares which have already been owned by Optionee for more than six months and which are surrendered to the Company.  The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price; and/or

(c)                                  Subject to advance written approval by the Compensation Committee of the Board, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.

6.                                       Termination of Relationship as a Service Provider.  In connection with any absence, change in employing entity or change in Optionee’s service relationship, determinations as to whether Optionee’s status as a Service Provider has terminated shall be made in the sole discretion of the Board.

(a)                                  Termination Generally. Except as may otherwise provided in the COC Agreement, if Optionee’s status as a Service Provider is terminated for any reason other than by the Company for Cause or due to Optionee’s death or Total Disability, this Option shall remain exercisable, to the extent vested as of such termination (taking into account any vesting that may occur in connection with such termination), for three months after Optionee so ceases to be a Service Provider, but in no event later than the Option Expiration Date (as stated in the Notice of Grant).  To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

(b)                                 Total Disability of Optionee.  Except as may otherwise provided in the COC Agreement, if Optionee ceases to be a Service Provider as a result of Optionee’s Total Disability, this Option may be exercised, to the extent that the Option is vested on the date of such termination (taking into account any vesting that may occur in connection with such termination), for a period of twelve months after the date of such termination, but in no event later than the Option Expiration Date.  To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

(c)                                  Death of Optionee.  Except as may otherwise provided in the COC Agreement, if Optionee dies while a Service Provider, this Option may be exercised by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that the Option is vested on the date of such termination (taking into account any vesting that may occur in connection with such termination), for a period of thirty-six months after the date of such termination, but in no event later than the Option Expiration Date.  If, after death, Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

(d)                                 Termination for Cause.  If Optionee’s status as a Service Provider is terminated for Cause, the Option shall terminate with respect to all Shares subject thereto (whether or not vested) as of the start of business on the date of such termination.

7.                                       Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

8.                                       Rights as a Stockholder.  Until Shares are issued in connection with an exercise of this Option, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to Shares subject to this Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date that any such Shares are issued, except as provided in Section 9 below.

9.                                       Adjustments Upon Changes in Capital Structure.

(a)           Changes in Stock.  If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares, effected in all such cases, without receipt of consideration by the Company, the number and kinds of shares subject to this Option shall be adjusted proportionately and accordingly by the Company.  Any such adjustment shall not change the aggregate Exercise Price payable with respect to shares that are subject to the unexercised portion of the Option, but shall include a corresponding proportionate adjustment in the Per Share Option Exercise Price.  The conversion of any convertible securities of the Company shall not be treated as an increase in Shares effected without receipt of consideration.   Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company shall, in an equitable manner, adjust (i) the number and kind of shares subject to the Option and/or (ii) the Per Share Option Exercise Price to reflect such distribution.

(b)           Adjustments.  Adjustments pursuant to Section 9(a) related to Shares or other securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

(c)           No Limitations on Company.  The existence of this Option shall not in any way affect or limit the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

10.                                 Notices.  Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to Optionee by notice as provided in this Section 10.  Any notice to be given to Optionee hereunder shall be addressed to Optionee at the most current address on file with the Company’s Human Resources Department, or at such other address as Optionee may hereafter designate to the Company by notice as provided herein.  A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

11.                                 Administration.  The Board (or, if required by Applicable Law, the Compensation Committee) shall have full power and authority to take all actions and to make all determinations required or provided for under this Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of this Agreement that the Board (or its Compensation Committee) deems to be necessary or appropriate to the administration of this Agreement.  The interpretation and construction by the Board (or its Compensation Committee) of any provision of this Agreement shall be final, binding and conclusive.

12.                                 Withholding Taxes.  At the time the Option is exercised, Optionee hereby authorizes withholding from payroll and other amounts payable to Optionee by the Company, or will remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any Shares.

13.                                 Entire Agreement; Governing Law.  This Agreement, together with the agreements expressly referenced herein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee.  The validity and construction of the Option and this Agreement shall be governed by the laws of the State of California, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Option or this Agreement to the laws of any other jurisdiction.

14.           Compliance with Securities Law.  This Option will be subject to the requirement that if, at any time, counsel to the Company will determine that the listing, registration or qualification of the Shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition will have been effected or obtained on terms acceptable to the Board.  Nothing herein will be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

15.                                 Rule 16b-3.  This Option has been granted in compliance with Rule 16b-3 and will be deemed to contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act.

16.                                 NO GUARANTEE OF CONTINUED SERVICE.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

17.                                 Captions.  The use of captions in this Agreement is for the convenience of reference only and shall not affect the meaning of any provision of this Agreement.

By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement.  Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board regarding this Agreement.

Optionee:	/s/ James Brill
	(Signature)	Date

Company:	/s/ Peter Dameris
Peter Dameris
President and Chief Executive Officer

EXHIBIT A

ON ASSIGNMENT, INC.

EXERCISE NOTICE

On Assignment, Inc.

26651 W. Agoura Road
Calabasas, CA 91302

Attention:

1.                                       Exercise of Option.  Effective as of today,                                , 20    , the undersigned (“Optionee”) hereby elects pursuant to this Agreement (the “Agreement”) to purchase                            shares (the “Shares”) of the Common Stock of On Assignment, Inc. (the “Company”) under and pursuant to Non-Statutory Stock Option Agreement #        , dated January 1, 2007, (the “Option Agreement”).  Terms used in this Agreement, but not defined shall have the meanings provided in the Option Agreement.

2.                                       Delivery of Payment.  Optionee herewith delivers to the Company the full purchase price for the Shares together with any required withholding taxes to be paid in connection with the exercise of the Option.

3.                                       Representations of Optionee.  Optionee aknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

4.                                       Rights as Shareholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option.  The Shares so acquired shall be issued to Optionee as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 9 of the Option Agreement.

5.                                       Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6.                                       Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

7.                                       Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Board, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Board made in good faith shall be final and binding on all parties.

8.                                       Entire Agreement; Governing Law.  The Option Agreement is incorporated herein by reference together with any documents incorporated by reference therein, together with this Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee.  The validity and construction of the Option and this Agreement shall be governed by the laws of the State of California, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Option or this Agreement to the laws of any other jurisdiction.

Accepted by:	Submitted by:

ON ASSIGNMENT, INC.	OPTIONEE

By:	By:
Name:	Name:
Title: